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                                                                   EXHIBIT 10.38
[AFC LETTERHEAD]

                                  CONFIDENTIAL

                    TERMINATION AGREEMENT AND GENERAL RELEASE

        THIS TERMINATION AGREEMENT AND GENERAL RELEASE (the "AGREEMENT") is made and entered into by and between Daniel E. Steimle (the "Employee") and Advanced Fibre Communications, Inc., its predecessors, successors, affiliates, subsidiaries, employees, agents, officers, directors, etc., (the "Company").

        The Employee and the Company enter into this Agreement for the purpose of concluding and resolving all matters relating to the Employee's employment with the Company, the terms and conditions of that employment, and the termination of that employment.

        The Employee acknowledges that he possesses sufficient education and experience to fully understand the terms of this Agreement as it has been written, the legal and binding effect of the Agreement, and the exchange of benefits and payments for promises hereunder.

        The Employee and the Company agree that the Company has no prior legal obligation to make the payments which are exchanged for promises herein. The Employee understands and agrees that the Company's obligation to perform under this Agreement is conditioned upon the Employee's performance of all agreements, releases and covenants to the Company as set forth herein.

        In consideration of the promises and mutual promises herein, it is agreed as follows:

        1. The Employee served the Company at the will of the Company. This Agreement shall not in any way be construed as an admission by the Company of any alleged wrongful acts of any kind or nature whatsoever. This Agreement is not an admission of liability, and furthermore, the Company specifically disclaims any liability or wrongdoing whatsoever.

        2. The Employee's termination date will be September 30, 1997.

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        3. The Company agrees that Employee will receive regular bi-weekly payments of $7,192.30 through July 20, 1998 for a total of $155,353.68, minus lawful taxes and withholding. Employee will also receive a pro-rata portion of the year-end bonus provided by the Company, based on services rendered from January 1, 1997 through July 20, 1997.

        4. The Company agrees to conditional continued vesting of certain of Employee's unvested stock options through July 20, 1998 (see Attachment A of the Exhibit A). The options that will continue to vest, however, will not be exercisable until July 20, 1998 provided Employee has complied with all provisions of this Agreement and of the consulting agreement attached hereto as Exhibit A. In the event Employee breaches any terms of this Agreement or Exhibit A, the payments referred to in paragraph 3 will cease, and the additional vesting referred to in this paragraph will be cancelled.

        5. Employee agrees to enter into and comply with the consulting agreement attached hereto as Exhibit A which is incorporated herein.

        6. The payments made to, or on behalf of Employee, by the Company as stated in paragraph 3 and 4 are not in the nature of severance pay and are provided to the Employee on the basis of the specific facts and circumstances of the Employee's situation and only in exchange for the mutual promises made in this Agreement.

           For and in consideration of these special payments and for other good and valuable consideration paid by the Company, the receipt and sufficiency of which is hereby acknowledged, the Employee does for himself, his heirs, personal representatives, administrators and anyone claiming by or through him, forever unconditionally and irrevocably release, acquit and discharge the Company and all of its past and present directors, officers, supervisors, employees, representatives, successors, assigns, subsidiaries, affiliates, benefit plans, divisions and parent and insurers (hereinafter collectively "the Releasees") from any and all claims and causes of action, suits, obligations, promises, agreements, controversies, damages, debts and demands, liabilities and losses of every kind, character, and nature, including third party claims for indemnity or contribution, against the Company and any other cause of action ("claim" or "claims") that the Employee has ever had or now has, now known or unknown, or that any person or entity claiming through the Employee may have or claim to have against the Releasees. This Agreement specifically, without limitation, releases the Releasees from any and all obligations arising out of the Employee's employment with the Company, including but not limited to claims for tort, contract, wrongful termination, discrimination, under Title VII of the Civil Rights Act of 1964 ("Title VII"), as amended, the California Fair Employment and Housing Act, or the Age Discrimination in Employment Act ("ADEA") or violation of any state or federal statute, and any other employment benefit or compensation.


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        7. The Employee represents that the Employee has not filed nor will he file any complaint or charge against the Company with the Equal Opportunity Commission ("EEOC"), the California Fair Employment and Housing Commission, the Federal or California Department of Labor, or with any other local, state or federal agency or court, that the Employee will not do so at any time hereafter, and that if any such agency or court assumes jurisdiction of any complaint, the Employee will request such agency or court to withdraw from the matter.

        8. The Employee expressly waives and relinquishes any claims, rights and benefits, whether actually known or not, including those afforded to him by Title VII, the ADEA, the California Fair Employment and Housing Act, Section 1542 of the Civil Code of California, which is quoted below, or any other local, state or federal acts dealing with employment discrimination.

           CIVIL CODE SECTION 1542: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

        9. The Employee shall return all Company property, including but not limited to, keys, equipment, manuals, drawings, notes, etc. to the Company immediately upon execution of this Agreement. In addition, any monies owed to the Company by the Employee, whether with respect to loans, travel advances, or otherwise, must be immediately repaid by the Employee. If the Employee has any travel or business expenses which have not been submitted for approval, the Employee will submit such items within two weeks following the date of this Agreement.

        10. This Agreement shall be binding upon the Employee and upon the Employee's heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Releasees.

        11. The Employee represents that no inducements, statements or representations have been made that are not set forth in this Agreement and that he did not rely on any inducements, statements or representations not set forth herein. The Employee further represents that he is of sound mind and body to enter into this Agreement, he has had an opportunity and was encouraged to discuss the legal significance and ramifications of this Agreement with his independent attorneys if he so desired and he enters into this Agreement freely and voluntarily. Moreover, the Employee understands he has seven (7) days to revoke this Agreement and acknowledges he has received at least 21 days to decide whether or not to accept this Agreement.


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        12. The Employee will not disclose any confidential or proprietary information acquired while an employee of the Company, nor will the Employee make any disparaging remarks about the Company. Employee agrees to abide by the terms of the Proprietary Information and Inventions Agreement executed on February 5, 1996. Information acquired by Employee concerning litigation of any kind involving the Company is considered confidential and/or proprietary information and is within the scope of the prohibitions contained in this paragraph and the Proprietary Information and Inventions Agreement. Further, Employee agrees not encourage or solicit, directly, indirectly or through others, any present or future AFC employee to leave the Company for any reason for a period of two years from the date of execution of this Agreement.

        13. The Employee shall not disclose the terms of this Agreement, or its existence, to anyone other than his immediate family or professional advisors and shall instruct them on the duty to maintain its confidentiality.

        14. The Employee will cooperate with the Company to assure an orderly transition of work responsibilities and covenants that he will not take any action , or omit to act, to the detriment of Company or its operations. The Employee agrees that during the period he continues to be employed, and thereafter, at the Company's expense, he will assist the Company in any litigation against the Company brought by third parties relating to the Employee's work product, or the business of the Company, whether now pending or brought in the future.

        15. This Agreement constitutes the complete understanding between the Employee and the Company with respect to the subject matter of the Agreement and supersedes any prior or contemporaneous oral and/or written agreements or representations, if any, between the parties. This Agreement may not be orally amended, modified or changed and may be amended, modified or changed only by written instrument or instruments signed by the Employee and the duly authorized officers of the Company.

        16. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed, under the laws of California. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

        17. In the event the Employee breaches the agreements set forth in this Agreement by making a claim or bringing an action of any kind against the Company in violation of this Agreement, the Employee shall be required to pay the Company's litigation costs (including attorney's fees) associated with defending against such claim or action.


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        18. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

        19. As used in this Agreement, the singular or plural shall be deemed to include the other whenever the context so indicates or requires.

                PLEASE READ CAREFULLY. THIS TERMINATION AGREEMENT
             AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND
                                 UNKNOWN CLAIMS.

                   BY EXECUTING THIS AGREEMENT BELOW, EMPLOYEE
                                  ACKNOWLEDGES
             THAT HE HAS READ THIS TERMINATION AGREEMENT AND GENERAL
                                    RELEASE
           AND THAT HE WAS GIVEN TWENTY ONE (21) DAYS TO CONSIDER ITS
                                   TERMS AND
            HAS ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY.

Executed at Cupertino, California, this 22ND day of December, 1997


/s/ DANIEL E. STEIMLE
-------------------------------------
Daniel E. Steimle

Executed at Petaluma, California, this ___ day of __________, 1997.

ADVANCED FIBRE COMMUNICATIONS, INC.



BY: /s/ CARL GRIVNER
    ---------------------------------
    Carl Grivner
    President and CEO